Exhibit 99.1

FOR IMMEDIATE RELEASE

Cutera Reports Third Quarter 2019 Financial Results

14% Revenue Growth Driven by Strong Recurring Revenue and truSculpt® Product Sales

Raises Full Year Financial Guidance

Announces Planned Departure of Chief Financial Officer Sandra Gardiner

BRISBANE, California, November 7, 2019 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter ended September 30, 2019.

2019 Third Quarter Financial and Operational Highlights

●	Revenue was $46.1 million, an increase of 14% over the prior year period.
o	truSculpt portfolio revenue grew 43% over the prior year period, driven in part by the successful launch of truSculpt flex, the Company’s new muscle sculpting platform.
o	Recurring revenue of $11.2 million grew 51% over the prior year period, with growth balanced across service, skincare product, and procedure-related consumable revenues.
o	International revenue grew 21% over the prior year period, reflecting continued momentum from the first half of 2019 and strong performance in Japan and Australia.
●	Gross Margin was 57% compared to 54% in the prior year period, driven by top line leverage as well as product and channel mix.
●	Operating expenses represented 62% of revenue as compared to 56% in the prior year period, reflecting increased stock-based compensation as well as CRM and ERP-related activities.
●	Net loss was $2.6 million, or $0.19 per fully diluted share, as compared to a net loss of $0.9 million, or $0.06 per fully diluted share, in the prior year period.

“Our solid third quarter results were driven by a strong commitment to our commercial and operational goals, underpinned by our focus on achieving profitable growth,” commented Dave Mowry, Chief Executive Officer. “Since joining Cutera four months ago, I have engaged, and will continue to engage, with our key stakeholders, including customers, employees, and shareholders. The feedback I’ve received strengthens my belief that the Company is well-positioned to shape the future of energy-based aesthetics. We remain committed to continued execution in the near-term, while putting the right plans in place to drive above-market growth, enhance profitability, and achieve our vision of shaping the future of the global aesthetic market over the next several years.”

Updated 2019 Financial Outlook:

●	Full-year 2019 revenue is expected to be $177 million to $179 million, an increase of 9% to 10% over 2018, compared to prior guidance of $165 million to $175 million.

●	Full year 2019 non-GAAP* gross margin is expected to improve over the full year 2018 non-GAAP gross margin.

●	Full-year 2019 adjusted EBITDA* is expected to be $3.5 million to $4.5 million, revised from prior guidance of $2 million to $4 million.

CFO Departure:

Sandra Gardiner, Cutera’s Chief Financial Officer, announced her resignation from Cutera to pursue another opportunity. The Company has retained Spencer Stuart to conduct a national search to identify a replacement. Ms. Gardiner will continue as CFO through November 15, 2019, and will assist in ensuring a smooth transition.

“Sandy has been the Company’s CFO since December 2017 and has been an integral part of our Executive Leadership team,” commented Dave Mowry, Cutera’s Chief Executive Officer. “I want to thank her for the contributions she made to the organization, and we wish her success in her next assignment.”

Conference Call

The Company will host a live audio webcast for interested parties commencing today at 1:30 p.m. PDT (4:30 p.m. EDT). Participating in the call will be Dave Mowry, Chief Executive Officer, and Jason Richey, President. The webcast can be found at the Investor Relations section of Cutera's website at http://www.cutera.com/ and will be available online within 24 hours of its completion through December 7, 2019. In addition, you may call 1-877-300-8521 to listen to the live broadcast.

CONTACTS:

Cutera, Inc.

Matthew Scalo
Vice President, Investor Relations & Corporate Development
415-657-5500
mscalo@cutera.com

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system implementation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the items. Forward-looking non-GAAP measures include adjusted EBITDA. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive separation costs, and charges related to CRM and ERP software implementation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record stock-based compensation expense related to grants of options, employee stock purchase plan, performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. We believe that excluding stock-based compensation better allows for comparisons to our peer companies;

Depreciation and amortization. We have excluded depreciation and amortization expense in calculating our non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive separation. We have excluded costs associated with the resignation of our former Chief Executive Officer in calculating our non-GAAP operating expenses and net income measures. We exclude these non-recurring separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

We believe that excluding all of the items above allows users of our financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, CFO search, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the third quarter ended September 30, 2019, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	December 31,
	2019	2019	2018(1)(2)
Assets
Current assets:
Cash and cash equivalents	$22,879	$27,668	$26,052
Marketable investments	6,448	4,002	9,523
Accounts receivable, net	23,222	24,919	19,637
Inventories	34,042	26,889	28,014
Other current assets and prepaid expenses	5,334	4,536	3,972
Total current assets	91,925	88,014	87,198

Property and equipment, net	2,771	2,834	2,672
Deferred tax asset	459	458	457
Goodwill	1,339	1,339	1,339
Operating lease right-of-use assets	8,332	8,990	-
Other long-term assets	6,410	6,311	5,971
Total assets	$111,236	$107,946	$97,637

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,140	$11,441	$11,279
Accrued liabilities	28,096	27,026	23,300
Operating leases liabilities	634	1,276	-
Extended warranty liabilities	2,232	2,399	3,159
Deferred revenue	10,164	10,717	9,882
Total current liabilities	55,266	52,859	47,620

Deferred revenue, net of current portion	3,309	3,142	2,684
Income tax liability	93	93	394
Operating lease liabilities, net of current portion	7,888	7,888	-
Other long-term liabilities	690	782	553
Total liabilities	67,246	64,764	51,251

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	78,305	74,870	70,451
Accumulated deficit	(34,270)	(31,642)	(24,010)
Accumulated other comprehensive loss	(59)	(60)	(69)
Total stockholders' equity	43,990	43,182	46,386
Total liabilities and stockholders' equity	$111,236	$107,946	$97,637

(1)	As of January 1, 2019, the Company adopted the requirements of ASC 842 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.
(2)	As of April 1, 2019, the Company adopted the requirements of Intangibles Topic 350 on a prospetive basis, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018

Products	$40,315	35,675	113,046	$102,589
Service	5,802	4,898	16,871	14,662
Total net revenue	46,117	40,573	129,917	117,251

Products	16,343	15,909	50,278	46,876
Service	3,541	2,779	10,266	8,779
Total cost of revenue	19,884	18,688	60,544	55,655
Gross profit	26,233	21,885	69,373	61,596
Gross margin %	57%	54%	53%	53%

Operating expenses:
Sales and marketing	17,691	14,479	50,786	43,102
Research and development	3,643	3,244	10,622	10,895
General and administrative	7,308	5,160	18,100	15,501
Total operating expenses	28,642	22,883	79,508	69,498
Loss from operations	(2,409)	(998)	(10,135)	(7,902)
Interest and other expense, net	(146)	(49)	(180)	(80)
Loss before income taxes	(2,555)	(1,047)	(10,315)	(7,982)
Income tax expense (benefit)	73	(174)	(55)	(3,505)
Net loss	$(2,628)	$(873)	$(10,260)	$(4,477)

Net loss per share:
Basic	$(0.19)	$(0.06)	$(0.73)	$(0.33)
Diluted	$(0.19)	$(0.06)	$(0.73)	$(0.33)

Weighted-average number of shares used in per share calculations:
Basic	14,182	13,851	14,095	13,717
Diluted	14,182	13,851	14,095	13,717

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Nine Months Ended		% Change
	September 30,	September 30,	2019 Vs	September 30,	September 30,	2019 Vs
	2019	2018	2018	2019	2018	2018
Revenue By Geography:
United States	$26,425	$24,329	+9%	$74,972	$73,597	+2%
International	19,692	16,244	+21%	54,945	43,654	+26%
Total Net Revenue	$46,117	$40,573	+14%	$129,917	$117,251	+11%
International as a percentage of total revenue	43%	40%		42%	37%

Revenue By Product Category:
Systems
- North America	$24,121	$22,628	+7%	$68,192	$67,458	+1%
- Rest of World	10,837	10,569	+3%	31,514	28,269	+11%
Total Systems	34,958	33,197	+5%	99,706	95,727	+4%
Consumables	2,510	1,055	+138%	7,109	2,881	+147%
Skincare	2,847	1,423	+100%	6,230	3,981	+56%
Total Products	40,315	35,675	+13%	113,045	102,589	+10%

Service	5,802	4,898	+18%	16,872	14,662	+15%
Total Net Revenue	$46,117	$40,573	+14%	$129,917	$117,251	+11%

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$430	$196	$1,103	$576
Sales and marketing	1,365	541	3,080	1,745
Research and development	443	163	1,076	616
General and administrative	940	731	1,745	2587
	$3,178	$1,631	$7,004	$5,524

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(2,628)	$(873)	$(10,260)	$(4,477)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,178	1,631	7,004	5,524
Depreciation of tangible assets	369	305	1,184	849
Amortization of contract acquisition costs	757	482	2,169	1,304
Change in deferred tax asset	(1)	(183)	(2)	(3,507)
Provision for doubtful accounts receivable	666	390	647	877
Other	(96)	240	55	215
Changes in assets and liabilities:
Accounts receivable	1,031	(3,712)	(4,232)	(5,544)
Inventories	(7,153)	(1,184)	(6,028)	(2,540)
Other current assets and prepaid expenses	(809)	(228)	(1,423)	(797)
Other long-term assets	(856)	(723)	(2,608)	(2,301)
Accounts payable	2,699	2,578	2,861	6,319
Accrued liabilities	1,121	148	4,900	(4,177)
Extended warranty liabilities	(167)	-	(927)	-
Other long-term liabilities	-	35	(140)	105
Deferred revenue	(386)	(488)	907	58
Income tax liability	-	(34)	(301)	(27)
Net cash used in operating activities	(2,275)	(1,616)	(6,194)	(8,119)

Cash flows from investing activities:
Acquisition of property, equipment and software	(208)	(633)	(524)	(1,214)
Disposal of property and equipment	25	3	45	41
Proceeds from sales of marketable investments	-	-	-	13,044
Proceeds from maturities of marketable investments	1,850	5,550	11,450	8,050
Purchase of marketable investments	(4,284)	-	(8,304)	(4,390)
Net cash provided by (used in) investing activities	(2,617)	4,920	2,667	15,531

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	437	565	1,600	3,603
Taxes paid related to net share settlement of equity awards	(180)	(307)	(750)	(2,971)
Payments on finance lease obligations	(154)	(128)	(496)	(362)
Net cash provided by financing activities	103	130	354	270

Net increase (decrease) in cash and cash equivalents	(4,789)	3,434	(3,173)	7,682
Cash and cash equivalents at beginning of period	27,668	18,432	26,052	14,184
Cash and cash equivalents at end of period	$22,879	$21,866	$22,879	$21,866

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2019						Three Months Ended September 30, 2018
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	Taxes and Other Adjustments	Non-GAAP

Net revenue	$46,117	-	-	-	-	$46,117	$40,573	-	-	-	$40,573
Cost of revenue	19,884	(134)	(430)	-	-	19,320	18,688	(65)	(196)	-	18,427
Gross profit	26,233	134	430	-	-	26,797	21,885	65	196	-	22,146
Gross margin %	57%					58%	54%				55%

Operating expenses:
Sales and marketing	17,691	(936)	(1,365)	(90)	-	15,300	14,479	(642)	(541)	-	13,296
Research and development	3,643	(27)	(443)	-	-	3,173	3,244	(19)	(163)	-	3,062
General and administrative	7,308	(29)	(940)	(430)	-	5,909	5,160	(61)	(731)	-	4,368
Total operating expenses	28,642	(992)	(2,748)	(520)	-	24,382	22,883	(722)	(1,435)	-	20,726
Income (loss) from operations	(2,409)	1,126	3,178	520	-	2,415	(998)	787	1,631	-	1,420
Interest and other expense, net	(146)	-	-	-	-	(146)	(49)	-	-	-	(49)
Income (loss) before income taxes	(2,555)	1,126	3,178	520	-	2,269	(1,047)	787	1,631	-	1,371
Provision (benefit) for income taxes	73	-	-	-	6	79	(174)	-	-	(39)	(213)
Net income (loss)	$(2,628)	1,126	3,178	520	(6)	$2,190	$(873)	787	1,631	39	$1,584

Net income (loss) per share:
Basic	$(0.19)					$0.15	$(0.06)				$0.11
Diluted	$(0.19)					$0.15	$(0.06)				$0.11

Weighted-average number of shares used in per share calculations:
Basic	14,182					14,182	13,851				13,851
Diluted	14,182					14,751	13,851				14,258

Operating expenses as a % of
net revenue	GAAP					Non-GAAP	GAAP				Non-GAAP
Sales and marketing	38.4%					33.2%	35.7%				32.8%
Research and development	7.9%					6.9%	8.0%				7.5%
General and administrative	15.8%					12.8%	12.7%				10.8%
	62.1%					52.9%	56.4%				51.1%

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2019							Nine Months Ended September 30, 2018
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments		Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	Taxes and Other Adjustments	Non-GAAP

Net revenue	$129,917	-	-	-	-		$129,917	$117,251	-	-	-	$117,251
Cost of revenue	60,544	(385)	(1,103)	-	-		59,056	55,655	(226)	(576)	-	54,853
Gross profit	69,373	385	1,103	-	-		70,861	61,596	226	576	-	62,398
Gross margin %	53%						55%	53%				53%

Operating expenses:
Sales and marketing	50,786	(2,718)	(3,080)	(201)	-		44,787	43,102	(1,765)	(1,744)	-	39,593
Research and development	10,622	(74)	(1,076)	-	-		9,472	10,895	(51)	(617)	-	10,227
General and administrative	18,100	(176)	(1,745)	(1,129)	(614)	(a)	14,435	15,501	(111)	(2,587)	-	12,803
Total operating expenses	79,508	(2,968)	(5,901)	(1,331)	(614)		68,694	69,498	(1,927)	(4,948)	-	62,623
Income (loss) from operations	(10,135)	3,353	7,004	1,331	614		2,167	(7,902)	2,153	5,524	-	(225)
Interest and other expense, net	(180)	-	-	-	-		(180)	(80)	-	-	-	(80)
Income (loss) before income taxes	(10,315)	3,353	7,004	1,331	614		1,987	(7,982)	2,153	5,524	-	(305)
Provision (benefit) for income taxes	(55)	-	-	-	288		233	(3,505)	-	-	130	(3,375)
Net income (loss)	$(10,260)	3,353	7,004	1,331	326		$1,754	$(4,477)	2,153	5,524	(130)	$3,070

Net income (loss) per share:
Basic	$(0.73)						$0.12	$(0.33)				$0.22
Diluted	$(0.73)						$0.12	$(0.33)				$0.21

Weighted-average number of shares used in per share calculations:
Basic	14,095						14,095	13,717				13,717
Diluted	14,095						14,417	13,717				14,285

a) Other adjustment of $614 related to Executive separation costs.

Operating expenses as a % of
net revenue	GAAP						Non-GAAP	GAAP				Non-GAAP
Sales and marketing	39.1%						34.5%	36.8%				33.8%
Research and development	8.2%						7.3%	9.3%				8.7%
General and administrative	13.9%						11.1%	13.2%				10.9%
	61.2%						52.9%	59.3%				53.4%

CUTERA, INC.
RECONCILIATION OF LOSS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2019

Net loss	$(2,628)	$(10,260)
Adjustments:
Stock-based compensation	3,178	7,004
Depreciation and amortization	1,126	3,353
CRM and ERP implementation costs	520	1,331
Other adjustments	-	614 (a)
Interest and other expense, net	146	180
Provision (benefit) for income taxes	73	(55)
Total adjustments	$5,043	$12,427

Adjusted EBITDA	$2,415	$2,167

a)	Other adjustment of $614 related to Executive separation costs.